EXHIBIT 99.1

News Release

205 Concourse Boulevard | Santa Rosa, CA 95403

For Immediate Release

Vintage Wine Estates Provides Update on Asset Sales as Company Progresses Towards Streamlined Business Model and Announces Forbearance Agreement with Lenders

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Leadership accelerating efforts to streamline business model with focus on branded
Super Premium+ wine and cider across wholesale and direct-to-consumer (“DTC”) channels
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Measurable progress on monetization of non-core production services and stand-alone DTC platforms to support debt reduction
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Lenders aligned on turnaround and restructuring plan; forbearance agreement provides time for amendment discussions
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Planning to report second quarter fiscal 2024 results on March 12, 2024

SANTA ROSA, CA, March 5, 2024 – Vintage Wine Estates, Inc. (Nasdaq: VWE and VWEWW) (“VWE” or the “Company”), one of the top wine producers in the U.S., today provided an update on the business to include its progress with restructuring and asset sales, discussions with its lenders and financial reporting timing expectations.

Streamlined business offers commercial/operational focus and improved financial profile, supported by divestment of high-cost operations

Seth Kaufman, President and CEO of Vintage Wine Estates, commented, “To reposition VWE as an omnichannel wine and cider company that offers the highest quality Super Premium+ products in the U.S., we are aggressively advancing on our top priorities to:

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improve profitability and build a strong go-to-market capability that supports differentiated brands,
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sell non-core assets to measurably reduce debt, and
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optimize operations to improve cash generation.

We are actively executing against our planned roadmap to engage potential acquirers for our stand-alone DTC and certain production services businesses, in addition to other assets. This will generate needed focus and allow us to strategically deploy our resources to support a unique branded wine and cider business which we believe can offer accelerated top-line growth, gains in market share, expanded margins, and improved cash generation. We anticipate that selling these non-core assets with unfavorable cost structures will materially reduce operating expenses and help transform VWE into a much smaller, but more profitable business, that can consistently generate cash. And, perhaps most importantly, these actions can allow us to return our focus to developing and scaling unique brands that delight consumers with highly-rated wines and ciders.”

Sale of assets update

The Company retained Oppenheimer & Co. in January 2024 to aggressively pursue the sale of several assets and to date has received numerous attractive bids as well as a non-binding letter of intent. The Company believes it is well positioned to close certain of these transactions over the next few months. There is also an ongoing evaluation of interest in other assets, which could be opportunistically sold if offers exceed valuation and return hurdles.

Mr. Kaufmann noted, “The level of interest in our non-core businesses and other assets has exceeded our expectations in terms of the quantity and quality of discussions. We remain optimistic in our ability to monetize these assets, which will allow us to pay down debt and increase liquidity.”

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Vintage Wine Estates Provides Update on Asset Sales as Company Progresses Towards Streamlined Business Model and
Announces Forbearance Agreement with Lenders
March 5, 2024

Forbearance agreement with lenders

The Company also announced that its plans to reorganize and dispose of certain assets through sales were accepted by its lender group. The lender group subsequently provided an agreement to forbear exercising their rights and remedies under the Second Amended and Restated Loan and Security Agreement as amended on October 12, 2023 (the “Second A&R Loan and Security Agreement”), in respect of, or arising out of, certain defaults under the Second A&R Loan and Security Agreement until the earlier of March 31, 2024 or in the event of any other event of default other than those designated in the agreement. The Second A&R Loan and Security Agreement currently has principal amounts outstanding of $324.3 million as of February 29, 2024. The forbearance agreement provides flexibility for the Company to continue executing the previously announced restructuring and transformation while working with its lenders on an amended credit agreement.

Kristina L. Johnston, Chief Financial Officer of VWE, commented, “Our lenders remain fully engaged with us and we appreciate the progress we are making with discussions to further amend our credit agreement to reflect our current business operations as we execute our restructuring roadmap and advance asset sales.”

The Company will provide an update when further disclosure is required or otherwise appropriate.

Second quarter fiscal 2024 financial results timing

As previously announced, the Company has not yet filed its financial results for the period ended December 31, 2023. It expects to report these results and file its Form 10-Q on March 12, 2024.

About Vintage Wine Estates, Inc.

Vintage Wine Estates (Nasdaq: VWE and VWEWW) is reimagining itself to become a leading wine and cider company that makes the highest quality, Super Premium+ wines and ciders that are accessible and approachable for consumers. Its vision is to be a growing, highly profitable omnichannel business with a consumer-centric culture. VWE has a family of estate wineries in Napa, Sonoma, California’s Central Coast, Oregon, and Washington State with valuable heritage and offerings. Through its Five-Point Plan and its strategy to reimagine the future of VWE, the Company is simplifying its offering to ACE Cider, three leading lifestyle brands (Bar Dog, Cherry Pie and Layer Cake) and key estate wines including B.R. Cohn, Firesteed, Girard, Kunde and Laetitia as well as several other heritage estate brands. Its primary focus is on the Super Premium+ segment of the U.S. wine industry defined as $15+ per bottle. The Company regularly posts updates and additional information at ir.vintagewineestates.com.

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of applicable securities laws (collectively, “forward-looking statements”). Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “anticipate,” “believe,” “expect,” “future,” “plan,” “will,” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to statements regarding VWE’s business strategies; the ability of VWE’s business strategies to offer accelerated top-line growth, gains in market share, expanded margins, and improved cash generation; the ability of the efforts to divest non-core assets, and for such efforts to measurably reduce debt; the ability of Oppenheimer & Co. to accelerate the VWE’s monetization efforts through the divestment of non-core assets; the ability of selling non-core assets to help transform VWE into a smaller, but more profitable business that can consistently generate cash; any interest or opportunities related to other assets of the Company; the benefits and timing of the forbearance agreement with VWE’s lenders; the discussions with VWE’s lenders and the possibility for a future amendment to the Second A&R Loan and Security Agreement; and the anticipated timing of the filing of VWE’s results for the second quarter ended December 31, 2023. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of VWE’s management. These forward-looking statements are not intended to serve as, and should not be relied on by any investor as, a guarantee of actual performance or an assurance or definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ materially from those contained in or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VWE. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include, among others: the Company’s limited experience operating as a public company; the Company’s ability to complete its closing procedures for the quarter ended December 31, 2023 within the anticipated timeframe; the ability of the Company to regain compliance with Nasdaq continued listing requirements; the time and expense associated with any necessary remediation of

Vintage Wine Estates Provides Update on Asset Sales as Company Progresses Towards Streamlined Business Model and
Announces Forbearance Agreement with Lenders
March 5, 2024

control deficiencies; the ability of the Company to effectively execute its strategic plans to reimagine the Company; the Company’s ability to deleverage within the anticipated time frame or at all and its ability to regain compliance with the covenants in its credit agreement, or satisfy its other contractual arrangements, including the forbearance agreement with its lenders; the ability of the Company to retain key personnel; the effect of economic conditions on the industries and markets in which VWE operates, including financial market conditions, rising inflation, fluctuations in prices, interest rates and market demand; the effects of competition on VWE’s future business; the potential adverse effects of health pandemics, epidemics or contagious diseases on VWE’s business and the U.S. and world economy; declines or unanticipated changes in consumer demand for VWE’s products; disruption of supply or shortage of energy; VWE’s ability to adequately source grapes and other raw materials and any increase in the cost of such materials; the impact of environmental catastrophe, natural disasters, disease, pests, weather conditions and inadequate water supply on VWE’s business; VWE’s level of insurance against catastrophic events and losses; impacts from climate change and related government regulations; VWE’s significant reliance on its distribution channels, including independent distributors, particularly in its wholesale operations; a loss or significant decline of sales to important distributors, marketing companies, or retailers; risks associated with new lines of business or products; potential reputational harm to VWE’s brands from internal and external sources; decline in consumer sentiment to purchase wine through VWE’s direct-to-consumer channels; possible decreases in VWE’s wine quality ratings; integration risks associated with recent or future acquisitions; possible litigation relating to misuse or abuse of alcohol; changes in applicable laws and regulations and the significant expense to VWE of operating in a highly regulated industry; VWE’s ability to maintain necessary licenses; VWE’s ability to protect its trademarks and other intellectual property rights; risks associated with the Company’s information technology and ability to maintain and protect personal information; VWE’s ability to make payments on its indebtedness; risks that the Company is unable to meet the additional restrictions and obligations imposed by its amended credit agreement; and those factors discussed in the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. There may be additional risks including other adjustments that VWE does not presently know or that VWE currently believes are immaterial that could also cause actual results to differ from those expressed in or implied by these forward-looking statements. In addition, forward-looking statements reflect VWE’s expectations, plans or forecasts of future events and views as of the date and time of this news release. VWE undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

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Contacts:

Investors Deborah K. Pawlowski Kei Advisors LLC dpawlowski@keiadvisors.com Phone: 716.843.3908